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                                                                    Exhibit 99.1


[NATIONAL CITY LOGO]                              NATIONAL CITY CORPORATION
                                                  1900 E. 9th St.
                                                  Cleveland, OH 44114-3484


   NEWS RELEASE
   For Immediate Release

   Contacts:
   Amber Garwood                               Betsy Figgie
   Media Relations                             Investor Relations
   216-222-8202                                216-222-9849
   Amber.Garwood@NationalCity.com              Betsy.Figgie@NationalCity.com
   ------------------------------              -----------------------------

                      NATIONAL CITY EXPANDS INTO ST. LOUIS

    ACQUIRING ALLEGIANT BANCORP ADDS NEW MARKET, OFFERS GROWTH OPPORTUNITIES

ST. LOUIS, MO--November 20, 2003--National City Corporation (NYSE: NCC) today announced plans to enter the St. Louis market as part of its strategy for growth.

The company has signed a definitive agreement to acquire Allegiant Bancorp, Inc. (NASDAQ: ALLE), a $2.5 billion asset bank holding company headquartered in St. Louis, Missouri, that operates a 37-branch network in the metropolitan area.

"We're confident that the combination of our two great companies will enable us to become a premier banking force in St. Louis," said David A. Daberko, chairman and chief executive officer of National City. "Allegiant's strong leadership team and dedicated employees have established a solid foundation of positive customer relationships on which to build. The acquisition brings tremendous benefits to Allegiant customers." National City expects to achieve substantial revenue growth by expanding Allegiant's delivery systems and the breadth of its product offerings.

Mr. Daberko added, "Allegiant is a well-established, fast-growing company with particular strengths in commercial banking. Adding the St. Louis market to our customer base represents a logical and attractive expansion into territory that is culturally and demographically similar to our existing markets. It also allows National City to follow our growth strategy by further increasing our services throughout the Midwest."

Shaun R. Hayes, president and chief executive officer of Allegiant Bancorp, will continue to provide leadership through a new role as president of the Missouri bank for National City. "We are delighted to join forces with National City, a company that shares our strong commitment to its customers, employees and stockholders," said Mr. Hayes. "Partnering with National City will provide our retail and business customers with an enhanced array of products, and will enable us to continue to deliver outstanding service."

                                     -more-
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Mr. Daberko underscored the commitment of National City to the employees and customers of Allegiant and to the metropolitan St. Louis community. National City will establish a charitable fund of $3 million to benefit Allegiant's communities. The fund will be administered locally under Mr. Hayes' direction.

Under the terms of the agreement, Allegiant shareholders will receive either
0.833 share of National City common stock in a tax-free exchange or $27.25 in cash, for each share of Allegiant common stock. Based on the recent market price for National City common stock, the transaction has a total indicated value of approximately $475 million. Subject to regulatory and stockholder approvals, the transaction is expected to close in the first quarter of 2004.

In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. Shareholders of Allegiant are encouraged to read the registration statement, including the final proxy statement prospectus that will be part of the registration statement, because it will contain important information about the proposed merger.

This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation's ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation's business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation's annual report on Form 10-K for the year ended December 31, 2002, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC's Web site at www.sec.gov or on the Corporation's Web site at www.nationalcity.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

ABOUT NATIONAL CITY
National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation's largest financial holding companies. The company operates through an extensive distribution network in Ohio, Illinois, Indiana, Kentucky, Michigan and Pennsylvania, and also serves customers in selected markets nationally. Its primary businesses include commercial and retail banking, consumer finance, asset management, mortgage financing and servicing, and payment processing. For more information about National City Corporation, visit the company's Web site at NationalCity.com.

ABOUT ALLEGIANT BANCORP, INC.
Allegiant is the largest publicly-held bank holding company headquartered in the St. Louis, Missouri, metropolitan area and is the parent company of Allegiant Bank. Allegiant focuses on providing banking services to small to mid-sized businesses and individuals by offering a full range of banking services, including mortgage banking, private banking, brokerage services, insurance products and wealth management and other fiduciary services in addition to traditional retail and commercial loan and deposit products.
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